EXHIBIT 21.1
SUBSIDIARIES OF STERIS PLC
STERIS plc has no parent company. As of March 31, 2019, its direct and indirect subsidiaries(1) were as follows:

Albert Browne Limited	England & Wales
American Sterilizer Company	Pennsylvania
Anecto Test Services DAC	Ireland
Bioster Mottahedoon Egypt SAE	Egypt
Bizworth Gammarad Sdn Bhd	Malaysia
Black Diamond Video, Inc.	California
CLBV Limited	England & Wales
Controlled Environment Certification Services, Inc.	Ohio
Dover UK I Limited	England & Wales
Dover UK II Limited	England & Wales
Dover UK III Limited	England & Wales
Eschmann Holdings Limited	England & Wales
Gammaster Sweden AB	Sweden
Genii, Inc.	Minnesota
Harwell Dosimeters Limited Dosimeters Limited	England & Wales
Herotron E-Beam Service GmbH	Germany
Isomedix Inc.	Delaware
Isomedix Operations Inc.	Delaware
Isotron Limited	England & Wales
Medisafe America, L.L.C.	Florida
Medisafe Holdings Limited	England & Wales
Medisafe UK Limited	England & Wales
PeriOptimum, Inc.	Delaware
Phoenix Optics Limited	England & Wales
Phoenix Surgical Holdings Limited	England & Wales
ReNOVA Surgical Limited	England & Wales
SATYAtek S.A.	Switzerland
Sercon Indústria E Comércio De Aparelhos Médicos E Hospitalares Ltda.	Brazil
Shiloh Limited	England & Wales
Shiloh Properties Limited	England & Wales
Solar New US Holding Co, LLC	Delaware
Solar New US Parent Co, LLC	Delaware
Solar US Acquisition Co, LLC	Delaware
STE UK HoldCo Limited	England & Wales
STE UK Sub HoldCo Limited	England & Wales
Sterile Supplies Limited	England & Wales
STERIS AB	Sweden
STERIS Applied Sterilization Technologies ULC	Canada
STERIS Asia Pacific, Inc.	Delaware

STERIS AST CZ s.r.o.	Czech Republic
STERIS AST d.o.o.	Slovenia
STERIS AST SK s.r.o.	Slovakia
STERIS Barrier Products Solutions, Inc.	Pennsylvania
STERIS Brazil Holdings, LLC	Delaware
STERIS (BVI) I Limited	British Virgin Islands
STERIS Canada Sales ULC	Canada
STERIS Canada ULC	Canada
STERIS CH Limited	England & Wales
STERIS China Holdings Limited	Hong Kong
STERIS Corporation	Ohio
STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS Deutschland GmbH	Germany
STERIS Dover AST Holdings Limited	England & Wales
STERIS Dover Canada Holdings Limited	England & Wales
STERIS Dover Limited	England & Wales
STERIS Emerald IE Limited	Ireland
STERIS Enterprises LLC	Russia
STERIS Europe, Inc.	Delaware
STERIS FinCo S.à r.l.	Luxembourg
STERIS FinCo II S.à r.l.	Luxembourg
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Iberia, S.A.	Spain
STERIS IMS Canada Inc.	Canada
STERIS IMS Limited	England & Wales
STERIS Inc.	Delaware
STERIS (India) Private Limited	India
STERIS Instrument Management Services, Inc.	Delaware
STERIS Ireland Limited	Ireland
STERIS Irish FinCo Unlimited Company	Ireland
STERIS Irish FinCo II Unlimited Company	Ireland
STERIS Isomedix Puerto Rico, LLC	Puerto Rico
STERIS Japan Inc.	Japan
STERIS Laboratories, Inc.	Minnesota
STERIS Latin America, Inc.	Delaware
STERIS Luxembourg Finance S.à r.l.	Luxembourg
STERIS Luxembourg Holding S.à r.l.	Luxembourg
STERIS Mauritius Limited	Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico
STERIS NV	Belgium
STERIS Personnel Services, Inc.	Delaware
STERIS Personnel Services Mexico, S. de R.L. de C.V.	Mexico

STERIS S.r.l.	Italy
STERIS SAS	France
STERIS SEA Sdn. Bhd.	Malaysia
STERIS (Shanghai) Trading Co., Ltd.	China
STERIS Singapore Pte Ltd	Singapore
STERIS Solutions Limited	England & Wales
STERIS Solutions Pte. Limited	Singapore
STERIS S.p.A.	Italy
STERIS UK Holding Limited	England & Wales
STERIS–Austar Pharmaceutical Systems Hong Kong Limited	Hong Kong
STERIS–Austar Pharmaceutical Systems (Shanghai) Limited	China
Strategic Technology Enterprises, Inc.	Delaware
Synergy Health Allershausen GmbH	Germany
Synergy Health Amsterdam B.V.	The Netherlands
Synergy Health AST, LLC	Delaware
Synergy Health AST S.r.l.	Costa Rica
Synergy Health Däniken AG	Switzerland
Synergy Health Ede B.V.	The Netherlands
Synergy Health France SAS	France
Synergy Health Holding B.V.	The Netherlands
Synergy Health Holdings Limited	England & Wales
Synergy Health Investments Limited	England & Wales
Synergy Health Ireland Limited	Ireland
Synergy Health Limited	England & Wales
Synergy Health Logistics B.V.	The Netherlands
Synergy Health Marseille SAS	France
Synergy Health Nederland B.V.	The Netherlands
Synergy Health Radeberg GmbH	Germany
Synergy Health Sterilisation UK Limited	England & Wales
Synergy Health (Suzhou) Limited	China
Synergy Health (Suzhou) Sterilization Technologies Limited	China
Synergy Health Systems Limited	England & Wales
Synergy Health (Thailand) Limited	Thailand
Synergy Health True North, LLC	New York
Synergy Health (UK) Limited	England & Wales
Synergy Health US Holdings, Inc.	Delaware
Synergy Health US Holdings Limited	England & Wales
Synergy Health Utrecht B.V.	The Netherlands
Synergy Health Westport Limited	Ireland
Synergy Sterilisation KL (M) Sdn Bhd	Malaysia
Synergy Sterilisation Kulim (M) Sdn Bhd	Malaysia
Synergy Sterilisation (M) Sdn Bhd	Malaysia
Synergy Sterilisation Rawang (M) Sdn Bhd	Malaysia

Synergy Sterilisation South Africa (Proprietary) Limited	South Africa
United States Endoscopy Group, Inc.	Ohio
Vernon and Co. Limited	England & Wales
Vernon Carus (Malta) Limited	Malta
Vernon-Carus Limited	England & Wales

(1)
The names of one or more subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute at the end of fiscal 2019 a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X have been excluded.